UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (AMENDMENT NO. _________________)


                           ENVISION ACQUISITION CORP.
----------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)
DELAWARE                             541600                       32-0009885
--------------------------------------------------------------------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)  Identification  No.)

          67 LANGDON PLACE, LYNBROOK, NEW YORK 11563    (516) 256-3215

          (Address and telephone number of principal executive offices)
                   67 LANGDON PLACE, LYNBROOK, NEW YORK 11563

(Address of principal place of business or intended principal place of business)

    KEITH MCNALLY, 67 LANGDON PLACE, LYNBROOK, NEW YORK 11563  (516) 256-3215

--------------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)
                                   COPIES TO:
  MILES GARNETT, ESQ., 66 WAYNE AVENUE, ATLANTIC BEACH, NY 11509  (516) 371-4598

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

Common  Stock          1,000,000          $0.50         $500,000       $46.00

Title  of  each  Share Proposed maximum  Proposed       maximum      Amount of
Class of securities    amount to be     offering price  aggregate  registration
To be registered       registered        per unit      offering price   fee

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 ( 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                           ENVISION ACQUISITION CORP.

                        1,000,000 shares of Common Stock


This is our initial public offering of common stock. The initial public offering price is $0.50 per share. No public market currently exists for our common stock. We are selling 1,000,000 shares of common stock which have $.0001 par value per share. This represents 8% of the total outstanding shares based on the maximum amount of the offering. We are a Delaware corporation.

We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares.

The offering will remain open until March 31, 2003, unless we decide to cease selling efforts prior to that date. Investors must purchase a minimum of 1,000 shares.


The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 5.

                  Price to Public(1)  Commissions  Gross  Proceeds to Company(2)

Per  Share             $0.50              -0-                   $0.50
Maximum  Offering   $500,000              -0-             $500,000.00


(1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

(2)  Before  deduction  of  offering  expenses  estimated  to  be  $50,000.


The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                               ------------------


                     The date of this prospectus is   , 2002

                                Table of Contents

Summary                                                                        3
Our  Company                                                                   3
Risk  Factors                                                                  5
Use  of  Proceeds                                                              8
Dilution                                                                       9
Capitalization                                                                11
Plan  of  Distribution                                                        11
Business11
Management Discussion of Analysis of Condition and Results of Operations      17
Principal  Shareholders                                                       19
Management                                                                    19
Certain  Transactions                                                         22
Description  of  Securities                                                   23
Shares  Eligible  for  Future  Sale                                           23
Available  Information                                                        24
Dividend  Policy                                                              25
Stock  Transfer  Agent                                                        25
Experts                                                                       25
Legal  Matters                                                                26
Index  to  Financial  Statements                                             F-1

                                    Summary

     This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                  Our Company

     Our company, Envision Acquisition Corp., plans to offer funds and/or stock to private companies that are interested in merging and/or being acquired. We do not intend to assist clients in raising capital. We were incorporated on February 12, 2002 under the laws of the State of Delaware. Our offices are located at 67 Langdon Place, Lynbrook, New York 11563, and the telephone number is (516) 256-3215.

     Since the incorporation of Envision Acquisition Corp., we have not commenced operations and have not generated any revenue. With limited financial resources, it is doubtful that we will continue as a going concern. We have two officers, one director and no employees.

                                  The Offering

Common Stock offered
for sale hereby          Up  to  a  maximum  of  1,000,000  shares  by  us.


Offering Price           $0.50  per share offered to the public. The shares are
                             being sold  on  a  "best  efforts"  basis.

Terms of the Offering    The offering will remain open until March 31, 2003,
                             unless we decide to terminate the selling efforts prior to this date. The minimum subscription is 1,000 shares.

                                                      Common
Authorized and                                        Stock
Outstanding                                        -----------
Shares of
Stock                  Authorized:                   50,000,000
                       Outstanding:
                       - Prior  to  Offering:        12,500,000
                       - After  50%  of
                         Offering  is  sold          13,000,000
                       - After  maximum
                         Offering  is  sold          13,500,000

                         Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares.

Plan of Distribution     This is a direct participation with no minimum offering
                         requirement, and with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker/dealers as selling agent(s) to effect offers and sales on our behalf. The broker/dealers will receive a commission on their sales. None have been retained as of this date.

Use of Proceeds          Assuming that the entire offering will be sold, then up
                         to the first $50,000 that we raise will be used to pay the expenses of the offering. The priority for funds raised in excess of that amount will be applied in the following order (i) marketing; (ii) personnel; (iii) website technology; (iv) working capital; and (v) expansion.

                                  Risk Factors

     The securities offered hereby are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the value of our common stock to decline.

RISKS  RELATED  TO  OUR  BUSINESS

     Our financial status creates a doubt whether we will continue as a going concern for more than 12 months from the date of this prospectus, and, if we do not continue as a going concern, investors may lose their entire investment.

     We  have  nominal  assets  and  limited  operations  with  which  to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form SB-2. If all the shares offered are sold, we will receive up to S450,000 net proceeds to pay for our estimated operating expenses. There can be no assurance that such offering will be successful.

     Our Chief Executive Officer will conduct activities of our company on a part time basis. As a result of his participation in business activities of other companies, his limited attention to our company may delay the development of our business.

     This offering is self-underwritten, and has no minimum which must be raised, which means that we may not raise any proceeds or only nominal, and investors run the risk of losing their entire investment.

     We have no customers and generate no revenues and if we fail to successfully implement our business plan by developing a solid customer base and generating revenues we will go out of business.

     Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of clients. If we fail to obtain contracts with a significant number of clients to generate meaningful revenues, we may not achieve profitability and may go out of business.

     We face intense competition from consulting, law and investment banking firms which may adversely affect our revenue and profitability.

     A large number of consulting, law and investment banking firms offer similar services that we plan to offer. Most of these firms have greater resources in terms of people, money and experience. If we can not successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and profitability.

     Our success depends significantly on the continued services of our management personnel, Keith McNally, our Chairman of the Board, President and Chief Executive Officer. Losing him could seriously harm our business. Competition for executives is intense. If we had to replace August Buffalino, we would not be able to replace the significant amount of knowledge that he has about our operations. We do not maintain "key man" insurance policies on Keith McNally. We do not have employment contract with Keith McNally.

     Other business ventures of our executive officer may present a potential conflict of interest.

     Keith McNally is the one of two officers and sole director of the company and has control in directing the activities of the company. He is involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, Mr. Keith McNally may face a conflict of interest. He may take advantage of this business opportunity through other companies that he works with. In such event, we will loose potential acquisitions and revenue, which will negatively affect the value of shares of our common stock.

RISKS  RELATED  TO  THIS  OFFERING

     Shares eligible for public sale after this offering could adversely affect our stock price.

     After this offering there will be outstanding 13,500,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 12,500,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act. These restricted securities will first become eligible for resale under Rule 144 on August 20, 2003.

     We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our contmon stock or our ability to raise capital by offering equity securities. Our stock price may decline if the resale of shares under Rule 144 in addition to the resale of registered shares at certain time in the future exceeds the market demand for our stock.

     Market conditions and Market Makers may cause your an investment in our common stock to may be very illiquid. Unless a trading market for our shares is developed, you will not be able to resell your stock and the stock price may be influenced by market makers.

     We plan to have our shares trade on the NASD over-the-counter bulletin board. There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

     To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

     The application of the "penny stock" rules could adversely affect the market for our stock.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

- net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

- net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

- average annual revenue of at least $6 million for each of the last three years.

     We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-l through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

- deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

- provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

- send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

The  company  is  controlled  by officers, directors and principal shareholders.

     Mr. Donald Gross will beneficially own approximately 59% and Mr. Ira Gross will beneficially own approximately 29% of the outstanding stock upon completion of this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.

We  have  a  need  for  subsequent  funding.

     We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus, even if we only raised a nominal amount of additional capital. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.

     This prospectus contains certain forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

     We have designated only limited specific use for the net proceeds from the sale of common stock described in this prospectus. We expect to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and our management will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

     We have never declared or paid cash dividends on its capital stock. We currently intend to retain all of our earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, regulatory capital requirements, the general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant.

     Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                Use of Proceeds

     We are seeking a new investment through this offering to expand our current operations immediately. Achievement of this primary plan is entirely dependent upon our ability raise a substantial amount of funds through this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these minimum funds, we will not be able to execute our primary plan as presently contemplated by management.

     The maximum net proceeds from this offering may be as high as $450,000. If we are unable to sell all of the shares offered, the net proceeds would be lower.

     In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. In addition, we have outlined in order of priority, the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered. The net proceeds we would receive from the sale of all of the 1,000,000 shares offered by this memorandum are estimated to be approximately $450,000. For lesser percentages of shares sold see the table following. The table also shows how we will use the proceeds of the offering.

                                                AMOUNT  OF  NET  PROCEEDS
                                          AT 10%          AT 50%         AT 100%
                                          --------------------------------------
Company  Proceeds  from
the  Offering                             $50,000         $250,000      $500,000
Less:  Offering  Expenses                 50,000          200,000         50,000
                                          --------------------------------------
Net  Proceeds  from
Offering                                  $0,000          $200,000      $450,000
                                          --------------------------------------

Use  of  Net  Proceeds:
Officers  Salaries                        - 0 -            $00,000       $75,000
Administrative  Salaries                  - 0 -            $30,000       $60,000
Marketing                                 - 0 -            $75,000      $150,000
Establishment  of  Offices                - 0 -            $15,000       $15,000
General  Working  Capital(1)              - 0 -            $80,000      $150,000
                                          --------------------------------------
Total  Use  of  Net
Proceeds                                  - 0 -           $200,000      $450,000
                                          =====           ========      ========

(1) We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes. We also expect to hire additional people to engage in general and administrative activities.

     The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

     If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies and other general expenses. Internet access expense is for high speed cable modem connection to the Internet and web-hosting services for our company's website. The legal and accounting expenses are fees related to financial statement review and audit and the filing of SEC reports. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current shareholders.

                                    Dilution

     We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

The  table  below  assumes  that  50%  amount of Shares offered hereby are sold.

                     SHARES ISSUED      TOTAL CONSIDERATION AVERAGE PRICE
                     -----------------------------------------------------------
                     NUMBER     PERCENT  AMOUNT  PERCENT               PER SHARE
                     -----------------------------------------------------------
Founders             12,500,000  96%     $1,250      .5%                 $.0001
New  Investors          500,000   4%   $250,000    99.5%                 $0.50
                     -----------------------------------

     Total           13,000,000 100%    $251,25    0100%                 $.019
                     -----------------------------------

The  table  below  assumes  the  maximum amount of the Shares offered hereby are sold.
                     SHARES ISSUED      TOTAL CONSIDERATION AVERAGE PRICE
                     -----------------------------------------------------------
                     NUMBER     PERCENT  AMOUNT  PERCENT               PER SHARE
                     -----------------------------------------------------------
Founders             12,500,000  93%     $1,250     .25%                  $.0001
New Investors         1,000,000   7%   $500,000   99.75%                  $0.50

     Total(1)        13,500,000 100%   $501,250     100%                  $.037
                     -----------------------------------

     As of July 31, 2002, the net tangible book value of our common stock was $3,650 or $.00003 per share based on the 12,500,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 1,000,000 shares at an offering price of $0.50 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $503,758 or $.037 per share, based on the 13,500,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.46 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

                                                    Shares              Shares
                                                   50%  sold          100%  sold
                                                 -------------------------------
Offering  price                                     $0.50               $0.50
Net  tangible  book  value  before  offering        $.00003             $.00003
Increase attributable to the offering               $.50                $0.46
Net  tangible  book  value                       -------------------------------
after  giving effect to the offering                $.00                $0.037
                                                 -------------------------------
Per  share Dilution to new investors                $.50                $.46
Percent  Dilution  per  share                       100%                 92%

     We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                 Capitalization

     This table represents our capitalization as of May 31, 2002 as adjusted to give effect to this offering.

                                                         Shares         Shares
                              ACTUAL                     at 50%         at 100%
--------------------------------------------------------------------------------
Stockholders  Equity
    Common  Stock,  $.0001  par  value
    Authorized-  50,000,000  Shares
    Issued  and  Outstanding  -
                     12,500,000 Shares     1,250
     @50%            13,500,000 Shares                   1,308           250,000
     @100%           13,500,000 Shares                   1,358           500,000
Additional  Paid  in  Capital-             11,250        11,250          11,250
Deficit  Accumulated                       (8,850)       (8,850)         (8,850)
                                           -------------------------------------
TOTAL  STOCKHOLDERS  EQUITY                $3,650       $253,708        $503,758
                                           ------       --------        --------


                              Plan of Ditribution

     This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $.50 per share until all shares are sold or until the offering is terminated or March 31, 2002.

                                    Business

Business Overview

     Envision Acquisition Corp., (collectively referred to as "we", the "Company" and "Envision Acquisition"), was incorporated under the laws of the State of Delaware on February 12, 2002, and is in the early developmental and promotional stages. To date the Company's only activities have been organizational ones, directed at developing its business plan and raising its initial capital. The Company has not commenced any commercial operations. The Company has no full-time employees and owns no real estate.

     The Company's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth, valued at a discount, as opposed to short-term earnings.

     At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. Prior to the effective date of this registration statement, it is anticipated that the Company's officers, directors, and affiliates will contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of the Company's existence and to determine if any companies or businesses they represent have a general interest in considering a merger or acquisition. No direct discussions regarding the possibility of a merger with the Company are expected to occur until after the effective date of this registration statement. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders.

     The Company's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ (See "Investigation and Selection of Business Opportunities"). The Company anticipates that the business opportunities presented to it will (i) either be in the process of formation or, be recently organized with limited operating history, or (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product, service make an acquisition or to expand into a new market;(iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties or businesses that it believes to be undervalued or that it believes may realize a substantial benefit from being publicly owned. Given the above factors, investors should expect that any acquisition candidate may have a short term operating history, or a history of losses or low profitability.

     The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

     As a consequence of this registration of its securities, any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to be a private transaction rather than a public distribution of securities, but is also likely to result in substantial gains to them relative to their purchase price for such stock. In the Company's judgment, none of its officers and directors would thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended as long as the transaction is a private transaction rather than a public distribution of securities. The sale of a controlling interest by certain principal shareholders of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

     Depending upon the nature of the transaction, the current officers and directors of the Company may resign their management positions with the Company in connection with a change in control of the Company or its acquisition of a business opportunity (See "Form of Acquisition," below, and "Risk Factors - The Company - Lack of Continuity in Management"). In the event of such a resignation, the Company's current management would not have any control over the conduct of the Company's business following the change in control of the Company's combination with a business opportunity.

     It is anticipated that business opportunities will come to the Company's attention from various sources, including its officers and directors, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for the Company.

     The Company does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated. Should the Company determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of the Company and its stockholders, the Company is in general permitted bylaw to enter into such a transaction if:

     (1) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

     (2) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

     To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, the Company will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and the company may not be profitable when acquired.

     It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

     It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

     The analysis of business opportunities will be undertaken by or under the supervision of the Company's officers, directors and affiliates, none of whom are professional business analysts {See "Management"). Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash. Otherwise, the Company anticipates that it will consider, among other things, the following factors:

     (1) Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

     (2) The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

     (3) Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 adopted by the Securities and Exchange Commission.

     (4) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

     (5)  The  extent  to  which  the  business  opportunity  can  be  advanced;

     (6) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

     (7) Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

     (8) The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

     (9) The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

     No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

     Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

     As part of the Company's investigation, the Company's executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

     It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of

Securities and Exchange Commission regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in the Company's securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

     Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Form of Acquisition

     It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and, upon the basis of that review, and the relative negotiating strength of the Company the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

     Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company following a merger or reorganization transaction. As part of such a transaction, the Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

     It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal shareholders.

     It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in the Company's securities may have a depressive effect upon such market.

     The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

     As a general matter, the Company anticipates that it, and/or its principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

Investment Company Act and Other Regulation

     The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

     The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

     Any securities which the Company might acquire in exchange for its Common Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If the Company elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a public distribution by persons other than the issuer, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, the Company would be required to comply with the provisions of the Act to effect such resale.

     An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

     The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities.

Administrative Offices

     The Company currently maintains a mailing address at Envision Acquisition Corp., Keith McNally, 67 Langdon Place, Lynbrook, New York 11563, which is the office address of its President. The Company's telephone number there is Tel.#
(516) 256-3215. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of this mailing address.

Employees

     The Company is a development stage company and currently has no employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

    Management Discussion of Analysis of Condition and Results of Operations

Cash  Requirements
-------------------
     In order to finance acquisition of companies, and fund projects, it is our intent to raise net proceeds of $500,000 from this public offering. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. We would utilize these funds to acquire companies of $100,000. Should we not raise the net proceeds from this offering we would have to acquire debt to fund the aforementioned cash requirements.

Need  for  Additional  Personnel
--------------------------------
     It is anticipated that the number of employees may triple during the next twelve months, even with our outsourcing many tasks.

Liquidity  and  Capital  Resources
-----------------------------------
     The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity other than the receipt of net proceeds in the amount of $12,500 from its inside capitalization funds.

     The Company will carry out its plan of business as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which the Company may eventually acquire.

Results  of  Operations
-----------------------
     The Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by the Company since its formation.

     For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. The Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need  for  Additional  Financing
---------------------------------
     The Company believes that its existing capital will be sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event the Company is able to complete a business combination during this period, it anticipates that its existing capital will be sufficient to allow it to accomplish the goal of completing a business combination. There is no assurance, however, that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, the Company's needs for additional financing are likely to increase substantially.

     No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses.

     Irrespective of whether the Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.

Forward-looking  Information
-----------------------------
     Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

                             Principal Shareholders

     The following table sets forth certain information regarding beneficial ownership of our common stock as of July 31 2002, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the"Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 50,000,000 shares, each of which is $.0001 per share par value. 500,000 shares have been issued to parties owning less then 5% of the outstanding shares. 12,000,000 shares have been issued and are outstanding as follows:

                                 Shares  Beneficially         Shares  Beneficially
                              Owned  Prior  to  Offering      Owned  after  Offering
                               Number        Percent          Number         Percent
                           ---------------------------------------------------------
Donald  Gross                8,000,000       64%            8,000,000        59%
474  Fulton  Avenue
Hempstead,  N.Y.11550

Ira  Gross                   4,000,000       32%            4,000,000        29%
474  Fulton  Avenue       ----------------------------------------------------------
Hempstead,  N.Y.11550

Total Shares of controlling
     shareholders           12,000,000       96%           12,000,000        88%

Total  Shares  Outstanding  12,500,000   100.00%           13,500,000     100.0%

     Directors  and  officers  as  a  group  -  no  shares

                                   Management

     There are currently two (2) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

                                                                 DATE  SERVICE
     NAME                AGE    OFFICE                           COMMENCED
--------------------------------------------------------------------------------

Keith  McNally*          33     Chairman,  President             February,  2002
                                & Chief Executive  Officer
Angelina Vanella         37     Secretary                        February,  2002

August  Buffalino*       40     Director                         February,  2002

*  Indicates  Board  Member

     All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Onr officers serve at the discretion of the board of directors. We intend to increase the board from its present three members to a minimum of six members by adding outside directors at our next shareholders meeting.

     Our management team brings more that thirty years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, the clinical practice of medicine, medical marketing, consumer education and quality assurance.

     The  officers  and  directors  are  set  forth  below.

     Keith McNally  -  Chairman,  President  &  Chief  Executive  Officer

     Keith McNally has five years experience in the financial investment field. He currently operates his own firm, Nassau International Consultants, Inc. He has completed several successful business deals with public companies. He spent two years at Elmira College and one year at Molloy College.

     Angelina Vanella  -  Secretary

     Angelina Vanella has five years experience in restaurant management, having held mangement positions in several restaurants including Dodici, BlueMoon and Montes Steak House. She also has experience in bookkeeping.

     August Buffalino  -  Director

     August Buffalino brings three years experience in investment banking and sales. He currently holds a series seven (7) license. He has experience in managing clients accounts. He has worked for Morgan Taylor, Continental Broker Dealer and Donald & Company.

Executive Advisory Board

     We will establish an informal executive advisory board, appointed by Keith McNally. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly. the executive advisory board members intend to devote themselves part-time to our affairs.

Executive Compensation

     No officer or director has received any compensation. Until the Company acquires additional capital, it is not intended that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

     The Company has employed the law firm of Miles Garnett, Esq. for providing legal services in connection with registration of the Company's shares. It may also employ the same law firm to provide legal services in connection with the acquisition of a business. Mr. Garnett if employed, would be paid his normal hourly rate for legal services provided.

Stock Options

     We have not adopted any formal stock option plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants.

Other Transactions

     All transactions between our company and its officers. directors and 5% or more shareholders will be on terms no less favorable to the Company than that which could be obtained from independent third parties.

Directors' Compensation

     Our directors receive no compensation for their services as directors. Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

     At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which reqnires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However- we are not require to indemnify any such person who is found to be liable for negligence or ntisconduct in their performance of their duty.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

     We are exploring the possibility of obtaining directors and officers("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

Keyman Life Insurance

     Life insurance on key personnel is expected to be purchased after the effective date of this offering in amounts up to $1 million, 50% payable to the Company and 50% payable to family beneficiaries. We are planning to purchase such insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The costs of such insurance is not expected to be material.

Conflicts of Interest

     None of the officers of the Company will devote more than a portion of his time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

     Company management intends to actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Members of management acquired their shares for services rendered at a price of S0.0001 per share, and the total purchase price for all presently issued and outstanding shares, was $1,250.00, which was paid in cash. It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by members of Company management which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to members of Company management to acquire their shares creates a conflict of interest for them and may compromise their state law fiduciary duties to the Company's other shareholders. In making any such sale, members of Company management may consider their own personal pecuniary benefit rather than the best interests of the Company and the Company's other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular buy-out transaction involving shares held by members of Company management.


                              Certain Transactions

     No officer, director, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise. Although this situation could arise.

     The Company has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, the Company is unable to predict whether or in what amount such a stock issuance might be made.

     It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of the Company's directors or executive officers, or to any other affiliate of the Company except as described under "Executive Compensation" above.

     The Company maintains a mailing address at the residence of its President, for which it pays no rent, and for which it does not anticipate paying rent in the future. The Company anticipates that following the consummation of a business combination with an acquisition candidate, the Company's office will be moved, but cannot predict future office or facility arrangements with officers, directors or affiliates of the Company.

     Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.


                            Description of Securities

     All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

COMMON  STOCK

     We are authorized to issue 50,000,000 shares, at a par value of $.0001 per share. As of the date of this prospectus, there are 12,500,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the Company will consist of 13,500,000 shares.

     You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

     You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

     You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.
All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

     You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.


                        Shares Eligible for Future Sale


     Upon completion of this offering, we will have 13,500,000 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

     There will be approximately 12,500,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

     The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three

(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

     As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

     Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

     There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

                              Available Information

     We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

     The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is <http://www.sec.gov>.

     We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

     We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the President of Envision Acquisition Corp., Keith McNally, 67 Langdon Place, Lynbrook, New York 11563, Tel.# (516) 256-3215.

     Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special  Note  Regarding  Forward-Looking  Statements

     This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                Dividend Policy

     We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.


                              Stock Transfer Agent

     Our transfer agent and registrar of the Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016-3572, Tel.
(908)  497-2300.


                                    Experts

     Our financial statements of Envision Acquisition Corp. as of and for the period from February 12, 2002 to May 31, 2002 have been audited by Eisner, CPA, P.C. 429 Atlantic Avenue, Freeeport, N.Y.11520, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

                                  Legal Matters

     There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

     The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, <HTTP://WWW.GARNETT.COM>, will pass upon certain legal matters relating to the Offering.

     There is no underwriter for this offering. therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. we have no experience in the underwriting of any such offering. Accordingly. there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

                            ENVISION ACQUISITION CORP
                          (A Development Stage Company)
                        INDEPENDENT AUDITORS' REPORT and
                              FINANCIAL STATEMENTS
                                 AUGUST 31, 2002
                                -----------------

ENVISION ACQUISITION COPR
(A Development Stage Company)

                                      INDEX
Independent Auditors' Report                                           F-3

Financial Statement

Statement of financial Position, as of August 31, 2002                 F-4

Statement of operations and Deficit for the period
   from February 12, 2002 (Inception) through August 31, 2002          F-5

Statement of Stockholders' Equity for the period from
   February 12, 2002 (Inception) through August 31 2002                F-6

Statement of Cash Flows for the period from February 12, 2002
  (Inception) through August 31, 2002                                  F-7

Notes to Financial Statement                                           F-8

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of;
Envision Acquisition Corp.
(A Development Stage Company)
67 Langdon Place
Lynbrook,NY 11563

We have audited the accompanying statement of financial position of Envision Acquisition Corp. (A development stage company) as of February 12, 2002 (inception) through August 31,2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit We conducted our audit in accordance with generally accepted auditing standards Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement arc free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, An audit also Includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Envision Acquisition Corp. (a development stage company) as of August 31, 2002 results of Its operations and its cash flows for the period from February 12, 2002 (inception) through August 31, 2002 in conformity with generally accepted accounting principles.

Yours truly,

/s/ Eisner, C.P.A., P.C.
Eisner, C.P.A., P.C.
Certified Public Accountants
September 12, 2002

                            ENVISION ACQUISITION CORP
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 AUGUST 31, 2002

Assets
------
CURRENT ASSETS
Cash                                                $3,400
Total current assets                                         $3,400
TOTAL ASSETS                                                 $3,400

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES                                 $   0
TOTAL LIABILITIES                                   $        $    0

STOCKHOLDERS' EQUITY
--------------------
Common Stock, $0.0001 par value;
50,000,000 shares authorized;
12,500,000 shares issued and
outstanding                                         1,250
Additional Paid in Capital                         11,250
Accumulated deficit during
Development stage                                  9,100
TOTAL STOCKHOLDERS' EQUITY                        $3,400
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $3,400

                            ENVISION ACQUISITION CORP
                          (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                                AUGUST 31, 2002
INCOME
-------

Operation Expenses

Consulting fees                             $7334
Accounting fees                             1,250
Organization expense                          500
Bank charges                                   16

TOTAL EXPENSES                             $9,100

PROVISION FOR INCOME TAXES                      0

NET LOSS                                  ($9,100)

RETAINED EARNINGS, at beginning                 0

DEFICIT at end                            ($9,100)

                            ENVISION ACQUISITION CORP
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                 AUGUST 31, 2002

                                              Additional             Total
                     Number of                 paid in            Stockholders'
                     Shares        Amount      capital    Deficit   Equity

February 12, 2002
Issued for service  12,500,000     $12,500         $0        $0      $12,500


Net loss                                                 (9,100)      (9,100)

Balance July 2002   12,500,000     $12,500         $0   ($9,100)      $3,400
                  ==============  ==========   ======== ============ ==========

                            ENVISION ACQUISITION CORP
                          (A Development Stage Company)

                              STATEMENT OF CASHFLOW
                                AUGUST 31, 2002


Net loss                                                    ($9,100)
 Adjustment to reconcile net loss to cash provided by operational activities issue of common stock for service 12,500

NET CASH USED IN OPERATING EXPENSES                              0

CASH FLOWS FROM INVESTING ACTIVIT                                0

CASH FLOWS FROM FINANCING ACTIVITIES                             0

NET INCREASE                                                $3,400

CASH, BEGINNING OF PERIOD                                        0

CASH, END OF PERIOD                                         $3,400

                           ENVISION ACQUISITION CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINACIAL STATEMENTS
                              As of August 31, 2002
                            ------------------------
NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A Organization and Business Operations
--------------------------------------

Envision Acquisition Corp. (the "Company") was incorporated in the State of Delaware on February 12, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of February 12,2002 the company did not commence any formal business operations. Therefore, all the activities to date relate to the company's organization and proposed fund raising The Company's fiscal year end is December 31. The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

B. Common Stock
----------------
The Company is authorized to issue 50,000,000 shares of common stock at $0.001 par Value. On February 12, 2002 the Company issued 10,000 shares of common stock to Keith McNally; 5,000 shares to Angela Vanella 5,000 shares to August Buffalino; 8,000,000 shares to Donald Gross; 4,000,000 shares to Ira Gross; and 480,000 shares to Titan Ventures.

C. the of Estimates
------------------
The preparation of the financial statements in conformity with generally accepted accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. Cash and Cash Equivalents
------------------------------
For purposes of reporting the statement of flows, cash and cash equivalents include highly liquid Investments with investments with maturities of three months or less at the time of purchase.

E. Income Taxes
----------------
                                      F-8

The Company accounts for income Taxes under the statement of Financial Accounting Statement No 109, Accounting for Income Taxes,'("SFAS1O9"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the Financial statement carrying basis. Deferred tax assets and liabilities are measured using enacted tax Rates expected to apply to taxable income in the years in which those temporary differences are Expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax Rates are recognized in the income in the period that includes the enactment date. There were no Current or deferred income tax expense or benefits due to the fact that the Company did not have any Material operations for the period from February 12,2002(inception) through August 31,2002.

NOTE 2 TRANSACTIONS WITH RELATED PARTY
-----------------------------------------
The Company has signed an agreement with a related party Titan Ventures on February 12, 2002. Titan Ventures owns 480,000 shares of the Company's common stock. The agreement calls for Titan Ventures to provide the following service without reimbursement from the Company, until the Company enters into a business combination as described in Note 1.

a. Preparation and filling of required document with the U.S. Securities and Exchange Commission.

b. Locating and review of potential target companies.

c. Payment of all corporate, organizational, and other coasts incurred by the Company.

NOTE 3 CAPITALIZATION
------------------------

This table represents our capitalization as of August 31, 2002 as adjusted to give effect to this offering.

                                                  Shares          Shares
                                    ACTUAL        at 50%          at 100%
Stockholders' Equity
 Common Stock $.0001 par value
 Authorized 50,000,000 Shares
 Issued and Outstanding
      12,500,000 Shares             1,250
@ 50% 13,500,000 Shares                           1,308
                                                250,000
@ 100%13,500,000 Shares                                             1,35
                                                                 500,000
Additional Paid in Capital         11,250        11,192           11,142
Deficit Accumulated                (9,100)       (9,100)          (9,100)
                               ------------  -------------- --------------
Total Stockholders' Equity        $ 3,400      $253,400        $ 503,400
                               ============  ==============  =============

NO  DEALER,  SALESPERSON  OR  ANY  OTHER
PERSON  IS  AUTHORIZED  TO  GIVE  ANY
INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS  IN CONNECTION WITH THIS
PROSPECTUS  AND,  IF GIVEN OR MADE, SUCH
INFORMATION  OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY  US.  THIS  PROSPECTUS  DOES  NOT
CONSTITUTE  AN  OFFER  TO  SELL  OR  A
SOLICITATION  OF  AN  OFFER  TO  BUY ANY
SECURITY  OTHER  THAN  THE  SECURITIES
OFFERED  BY THIS PROSPECTUS, OR AN OFFER
TO  SELL  OR SOLICITATION OF AN OFFER TO
BUY  ANY  SECURITIES  BY  ANYONE  IN ANY
JURISDICTION  IN  WHICH  SUCH  OFFER  OR
SOLICITATION  IS  NOT  AUTHORIZED  OR IS
UNLAWFUL.  THE  DELIVERY  OF  THIS
PROSPECTUS  SHALL  NOT,  UNDER  ANY
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION
THAT  THE  INFORMATION HEREIN IS CORRECT
AS OF ANY TIME SUBSEQUENT TO THE DATE OF
THE  PROSPECTUS.
----------------------------------------

UNTIL  MARCH  31,  2003  ALL  DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED TO
DELIVER  A  PROSPECTUS.  THIS  IS  IN
ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER  A  PROSPECTUS  WHEN  ACTING  AS
UNDERWRITERS  AND  WITH RESPECT TO THEIR
UNSOLD  ALLOTMENTS  OR  SUBSCRIPTIONS.

            TABLE OF CONTENTS

Summary3
Our  Company3
Risk  Factors5
Use  of  Proceeds8
Dilution9
Capitalization11
Plan  of  Distribution11
Business11
Management Discussion of Analysis of Condition and Results of Operations17 Principal Shareholders19
Management19
Certain  Transactions22
Description  of  Securities23
Shares  Eligible  for  Future  Sale23
Available  Information24
Dividend  Policy25
Stock  Transfer  Agent25
Experts25
Legal  Matters26
Index  to  Financial  StatementsF-1

---------------------------------------

               Envision

           Acquisition Corp.






              1,000,000


         SHARES COMMON STOCK
     (PAR VALUE $.0001 PER SHARE)

        Envision Acquisition Corp.
            67 Langdon Place
        Lynbrook, New York 11563


              ________, 2002



---------------------------------------

                             SUBSCRIPTION AGREEMENT
                                       FOR
                           ENVISION ACQUISITION CORP.

                         COMMON STOCK ($0.50 PER SHARE)

Persons interested in purchasing common stock of Envision Acquisition Corp. must complete and return this Subscription Agreement along with their check or money order to:

ENVISION  ACQUISITION  CORP.
67  Langdon  Place
Lynbrook,  New  York  11563  ("the  Issuer")  ("the  Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

     Securities Offered- The Company is offering 1,000,000 shares (par value $.0001 per share) at $0.50 per share. The minimum subscription is 1,000 shares.

     Subscription- In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.




     Number of Common Shares  =  ___________________

     Multiply by Price of Shares    X            $0.50  per  Share

     Aggregate Subscription Price  =$___________________



Check  or  money  order  shall  be  made  payable  to Envision Acquisition Corp.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2002.

b)   I am a bona fide resident of the state of ________________________________.


c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please  register  the  shares  which  I  am  purchasing  as  follows:


     Name:  ___________________________________ Date:

As  (check  one)

 *  Individual      *  Tenants  in Common    *  Existing Partnership
 *  Joint  Tenants  *  Corporation           *  Trust
 *  Minor  with  adult  custodian  under  the Uniform Gift to Minors Act  *  IRA

For  the  person(s)  who  will  be  registered  shareholder(s):

___________________________________________
         Signature  of  Subscriber                       Residence  Address

___________________________________________
         Name  of  Subscriber  (Printed)                 City  or  Town


___________________________________________
         Signature  of  Co-Subscriber  State              Zip  Code

___________________________________________
      Name  of  Co-Subscriber  (Printed)                 Telephone

___________________________________________
     Subscriber  Tax  I.D.  or                      Co-Subscriber  Tax  I.D.  or
     Social  Security  Number                       Social  Security  Number

___________________________________________
     E-mail  Address  (if  available)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


ACCEPTED  BY:  ENVISION  ACQUISITION  CORP.


By:  _______________________________________  Date
                            Officer

PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  Indemnification of Officers and Directors

     The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

     At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM  25.  Other Expenses of Issuance and distribution

     SEC  Registration  Fee                  $         46.00
     Blue  Sky  Fees  and  Expenses          $     10,000.00
     Legal  Fees  and  Expenses              $     18,000.00
     Printing  and  Engraving  Expenses      $      5,000.00
     Accountant's  Fees  and  Expenses       $     20,000.00
                                             ---------------
     Total                                   $        53,046

     The  foregoing  expenses,  except  for  the  SEC  fees,  are  estimated.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.


     (a)  Unregistered  Securities  Sold  within  the  past  three  years

          The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

               On February 12, 2002, the board of directors authorized the initial issuance of an aggregate of 12,000,000 shares as founder's stock at a price of $.0001 per share to Donald Gross. On February 12, 2002, the board authorized the issuance of an aggregate of 500,000 shares as founder's stock to its employees, and advisors to the Company at a price of $.0001 per share, to approximately 4 individuals and one corporate entity not affiliated with the two controlling shareholders. These issuances were made in reliance on Section 4(2) of the Securities Act of 1933, and we did not seek information whether the acquirers were accredited or sophisticated investors.

                               ITEM 27. - EXHIBITS
                                Index to Exhibits

     SEC  REFERENCE  TITLE  OF  DOCUMENT                     LOCATION
     NUMBER

     3.1     Articles  of  Incorporation                     This  filing  page

     3.3     Bylaws                                          This  filing  page

     5.1     Consent  of  Miles  Garnett,  Esq.              To  be  filed
                                                             with  amendment

     23.1    Consent  of                                     To  be  filed
             Accountants                                     with  amendment

ITEM  28.  Undertakings

The  undersigned  registrant  undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

          To include any prospectus required by section I O(a)(3) of the Securities Act of 1933;

          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the Town of Lynbrook, Nassau County, State of New York, on September 10, 2002.

(Registrant)                        ENVISION  ACQUISITION  CORP.


                                       /s/  Keith  McNally
                                    By__________________________________________
                                      Keith  McNally,  President  and
                                      Chairman  of  the  Board  of  Directors


     In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

                                                 /s/  Angelina  Vanella
(Signature)
                                                 Angelina  Vanella,  Secretary

(Date)                                           September  10,  2002



                                                 /s/  August  Buffalino

(Signature)                                      August  Buffalino,  Director

(Date)                                           September  10,  2002



(Signature)
(Type  or  Print  Name)


(Date)


(Signature)
(Type  or  Print  Name)

(Title)

(Date)

               Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.